EXHIBIT 16.1

                                                                 May 15, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of El Capitan Precious Metals, Inc. (formerly DML Services, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated May 15, 2003 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ Hawkins Accounting

HAWKINS ACCOUNTING